Exhibit 99.1

DIRECTV Announces First Quarter 2013 Results

DIRECTV Adds 604,000 Net Subscriber Additions in the First Quarter.

  DIRECTV Latin America adds 583,000 in the quarter surpassing 16 million total subscribers - including Sky Mexico - extending its lead as the largest Pay-TV provider in Latin America.

DIRECTV Revenues Grow 8% to $7.6 Billion.

  Revenue driven by DIRECTV U.S. ARPU growth of 4.4% along with strong DIRECTV Latin America subscriber growth.

DIRECTV Adjusted OPBDA Increases 10% to $2.1 Billion; Reported OPBDA Increases 1% to $1.9 Billion.

  Adjusted OPBDA results driven by 17% increase in adjusted OPBDA at DIRECTV Latin America and 8% OPBDA growth at DIRECTV U.S.

DIRECTV's Adjusted Diluted EPS Improves 34% to $1.43; Reported Diluted EPS Increases 12% to $1.20.

  EPS fueled by adjusted net income growth of 13% and stock repurchases of $1.38 billion in the first quarter.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 7, 2013--DIRECTV (NASDAQ:DTV) today announced an increase in first quarter 2013 revenues of 8% to $7.58 billion, adjusted operating profit before depreciation and amortization1 (OPBDA) of 10% to $2.09 billion, adjusted operating profit of 8% to $1.4 billion, and adjusted earnings per share of 34% to $1.43 compared to last year's first quarter. Adjusted financial results exclude a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiary in Venezuela at the time of the Bolivar's devaluation in February. Reported OPBDA increased 1% to $1.92 billion, reported operating profit decreased 5% to $1.24 billion, and reported diluted earnings per share increased 12% to $1.20 compared with the same period last year.

“Building on the momentum of one of the largest transitional years in our history, DIRECTV delivered another strong quarter of operating and financial results,” said Mike White, president and CEO of DIRECTV. “Our industry leading revenue growth of 8% continues to be driven by the strength of our premier brands and popularity of our differentiated product and service offerings across the Americas, as well as our ability to profitably grow ARPU in a challenging U.S. operating environment." White added, "At the same time, our adjusted OPBDA margin grew as we remain focused on achieving operational excellence through disciplined expense management and productivity initiatives, while we continue to return cash to shareholders through stock repurchases at an industry leading clip."

DIRECTV's Operational Review

First Quarter Review

DIRECTV's first quarter revenues of $7.58 billion increased 8% principally due to subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. In the quarter, DTVLA recorded a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiary in Venezuela at the time of the Bolivar's devaluation in February. Adjusted OPBDA increased 10% and adjusted operating profit increased 8% in the quarter while adjusted OPBDA margin increased to 27.5% and adjusted operating profit margin was unchanged at 18.6%. Adjusted OPBDA margin improved primarily due to lower subscriber acquisition costs at DIRECTV U.S. and Sky Brasil, as well as the absence of an NFL Sunday Ticket game in the first quarter of 2013. Adjusted operating profit margin was also impacted by higher depreciation and amortization at both DTVLA and DIRECTV U.S. resulting from higher leased equipment and infrastructure capital expenditures. Reported OPBDA increased 1% to $1.9 billion and reported operating profit declined 5% to $1.2 billion in the quarter.

DIRECTV Consolidated	Three Months Ended March 31,
Dollars in Millions except Earnings per Common Share	2013	2012
Revenues	$7,580	$7,046
Adjusted Operating Profit Before Depreciation and Amortization(1)	2,086	1,903
Adjusted OPBDA Margin(1)	27.5%	27.0%
Adjusted Operating Profit	1,408	1,308
Adjusted Operating Profit Margin	18.6%	18.6%
Adjusted Net Income Attributable to DIRECTV	826	731
Adjusted Diluted Earnings Per Common Share	1.43	1.07
Capital Expenditures and Cash Flow
Cash paid for property and equipment	152	153
Cash paid for subscriber leased equipment - subscriber acquisitions	369	412
Cash paid for subscriber leased equipment - upgrade and retention	227	188
Cash paid for satellites	78	58
Cash Flow Before Interest and Taxes(2)	1,107	1,308
Free Cash Flow(3)	710	952

Reported Operating Profit Before Depreciation and Amortization(1)	1,920	1,903
Reported OPBDA Margin(1)	25.3%	27.0%
Reported Operating Profit	1,242	1,308
Reported Operating Profit Margin	16.4%	18.6%
Reported Net Income Attributable to DIRECTV	690	731
Reported Diluted Earnings Per Common Share	1.20	1.07

Adjusted net income attributable to DIRECTV increased 13% to $826 million and adjusted diluted earnings per share grew 34% to $1.43 primarily due to the higher adjusted operating profit. Adjusted diluted earnings per share were also impacted by share repurchases made over the last twelve months. Reported net income attributable to DIRECTV declined 6% to $690 million while reported diluted earnings per share grew 12% to $1.20 compared with the first quarter of last year.

Cash flow before interest and taxes2 decreased to $1.11 billion and free cash flow3 decreased to $710 million compared to the first quarter of 2012 primarily due to lower cash generated from working capital mostly due to the timing of receivables and higher capital expenditures at DIRECTV U.S. Free cash flow was also impacted by higher net interest payments primarily due to an increase in average net debt balances. Also during the quarter but not included in free cash flow was cash paid for share repurchases of $1.38 billion, as well as a January 2013 issuance by DIRECTV U.S. of $750 million principal amount of 1.75% senior notes due 2018 and a $121 million net increase in commercial paper, resulting in $480 million outstanding as of March 31, 2013. In addition, Sky Brasil entered into a financing facility with BNDES, a government owned Brazilian bank, from which Sky Brasil may borrow funds for the purchase of set-top receivers. Our Board of Directors has approved borrowings of up to 500 million Brazilian Reals (approximately $250 million at the then current exchange rate) under this facility. As of March 31, 2013, there was approximately $49 million outstanding on the BNDES facility bearing interest at an annual rate of 2.5%.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review

DIRECTV U.S.	Three Months Ended March 31,
Dollars in Millions except ARPU	2013	2012
Revenues	$5,790	$5,499
Average Monthly Revenue per Subscriber (ARPU) ($)	96.05	91.99
Operating Profit Before Depreciation and Amortization(1)	1,521	1,410
OPBDA Margin(1)	26.3%	25.6%
Operating Profit	1,115	1,038
Operating Profit Margin	19.3%	18.9%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	111	109
Cash paid for subscriber leased equipment - subscriber acquisitions	174	160
Cash paid for subscriber leased equipment - upgrade and retention	111	85
Cash paid for satellites	53	34
Cash Flow Before Interest and Taxes(2)	992	1,211
Free Cash Flow(3)	682	971
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	893	941
Average Monthly Subscriber Churn	1.45%	1.44%
Net Subscriber Additions	21	81
Cumulative Subscribers	20,105	19,966

In the quarter, DIRECTV U.S. revenues increased 5% to $5.79 billion compared with the first quarter of 2012 primarily due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. added 21,000 net new subscribers in the quarter, a decrease from the prior year period principally due to lower gross subscriber additions. Gross additions declined mainly due to a greater focus on higher quality subscribers, stricter credit policies and the competitive environment. The average monthly churn rate in the quarter was relatively unchanged at 1.45%. ARPU increased 4.4% to $96.05 mostly due to higher advanced service fees, price increases on programming packages, and increased movie and event buys, partially offset by the absence of one NFL Sunday Ticket game in the quarter and increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 20.11 million subscribers compared with 19.97 million subscribers reported for the quarter ended March 31, 2012.

First quarter OPBDA increased 8% to $1.52 billion and OPBDA margin improved to 26.3% principally due to lower subscriber acquisition costs related to the reduction in gross additions, relatively unchanged subscriber services costs, and the absence of NFL Sunday Ticket costs in the quarter. These improvements were partially offset by higher programming costs mostly related to programming supplier rate increases. Operating profit increased 7% to $1.12 billion and operating profit margin increased to 19.3% in the first quarter mainly due to the OPBDA and OPBDA margin improvements, partially offset by higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 5.41 million subscribers as of March 31, 2013, bringing the total subscribers in the region to 16.32 million.

DIRECTV Latin America	Three Months Ended March 31,
Dollars in Millions except ARPU	2013	2012
Revenues	$1,728	$1,485
Average Monthly Revenue per Subscriber (ARPU) ($)	54.23	60.59
Adjusted Operating Profit Before Depreciation and Amortization(1)	546	468
Adjusted OPBDA Margin(1)	31.6%	31.5%
Adjusted Operating Profit	283	249
Adjusted Operating Profit Margin	16.4%	16.8%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	41	44
Cash paid for subscriber leased equipment - subscriber acquisitions	195	252
Cash paid for subscriber leased equipment - upgrade and retention	116	103
Cash paid for satellites	22	22
Cash Flow Before Interest and Taxes(2)	102	68
Free Cash Flow(3)	10	(34)
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,181	1,034
Average Monthly Total Subscriber Churn	1.88%	1.80%
Average Monthly Post-paid Subscriber Churn	1.74%	1.47%
Net Subscriber Additions	583	593
Cumulative Subscribers	10,912	8,464

Reported Operating Profit Before Depreciation and Amortization(1)	380	468
Reported OPBDA Margin(1)	22.0%	31.5%
Reported Operating Profit	117	249
Reported Operating Profit Margin	6.8%	16.8%

First Quarter Review

In the first quarter, DTVLA revenues increased 16% to $1.73 billion compared to the same period last year principally due to strong subscriber growth partially offset by a 10.5% decline in ARPU. Net additions of 583,000 were slightly lower than the year ago period as the increase in gross additions was offset by higher churn. Gross additions increased 14% to a first quarter record of 1.18 million principally due to greater middle market demand across the region, most notably in Argentina, Brazil and Colombia. Total average monthly churn increased to 1.88% and average monthly post-paid churn increased to 1.74% mainly due to higher churn in Brazil related to middle market subscribers and increased competition. The decline in ARPU to $54.23 was mainly due to the devaluation in Venezuela and unfavorable foreign exchange comparisons in Brazil and Argentina. Excluding the impact of exchange rates, ARPU increased 1.5% in the quarter principally due to price increases and more upgrades including advanced services, partially offset by the higher penetration of lower ARPU middle market subscribers, particularly in Brazil.

In the quarter, DTVLA recorded a $166 million charge associated with the revaluation of the net monetary assets of the company's subsidiary in Venezuela at the time of the Bolivar's devaluation in February. Excluding this charge, adjusted OPBDA increased 17% and adjusted OPBDA margin was relatively unchanged at 31.6% as higher subscriber service expenses in Brazil were offset by lower subscriber acquisition costs in Brazil and lower general and administrative expenses in PanAmericana. First quarter adjusted operating profit increased 14% while adjusted operating profit margin declined to 16.4% reflecting higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures. Reported OPBDA declined 19% to $380 million while reported operating profit declined 53% to $117 million.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's first quarter 2013 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today, May 7, 2013. Access to the earnings call is also available in the United States by dialing (888) 263-2905 and internationally by dialing (913) 312-1500. The conference ID number is 4240084. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 4240084. The replay will be available from 3:00 p.m. PT, Tuesday, May 7, through 3:00 p.m. PT, Tuesday, May 14, and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired in the first quarter, 2013. DTVLA cumulative subscriber counts include these acquired customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20.1 million customers in the United States and over 16.3 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$7,580	$7,046
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,196	2,964
Subscriber service expenses	537	499
Broadcast operations expenses	110	104
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	814	816
Upgrade and retention costs	368	343
General and administrative expenses	469	417
Venezuelan currency devaluation charge	166	—
Depreciation and amortization expense	678	595
Total operating costs and expenses	6,338	5,738
Operating profit	1,242	1,308
Interest income	22	12
Interest expense	(217)	(204)
Other, net	38	41
Income before income taxes	1,085	1,157
Income tax expense	(387)	(416)
Net income	698	741
Less: Net income attributable to noncontrolling interest	(8)	(10)
Net income attributable to DIRECTV	$690	$731
Basic earnings attributable to DIRECTV per common share	$1.21	$1.08
Diluted earnings attributable to DIRECTV per common share	$1.20	$1.07
Weighted average number of common shares outstanding (in millions):
Basic	572	678
Diluted	577	681

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$1,679	$1,902
Accounts receivable, net of allowances of $94 and $81	2,649	2,696
Inventories	418	412
Deferred income taxes	63	73
Prepaid expenses and other	622	471
Assets held for sale	185	—
Total current assets	5,616	5,554
Satellites, net	2,375	2,357
Property and equipment, net	6,212	6,038
Goodwill	3,997	4,063
Intangible assets, net	767	832
Investments and other assets	1,683	1,711
Total assets	$20,650	$20,555

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,422	$4,618
Unearned subscriber revenues and deferred credits	604	565
Current debt	499	358
Liabilities held for sale	22	—
Total current liabilities	5,547	5,541
Long-term debt	17,866	17,170
Deferred income taxes	1,679	1,672
Other liabilities and deferred credits	1,306	1,203
Commitments and contingencies
Redeemable noncontrolling interest	400	400
Total stockholders' deficit	(6,148)	(5,431)
Total liabilities and stockholders' deficit	$20,650	$20,555

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$698	$741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	678	595
Venezuelan currency devaluation charge	166	—
Amortization of deferred revenues and deferred credits	(13)	(12)
Share-based compensation expense	34	27
Equity in earnings from unconsolidated affiliates	(32)	(33)
Net foreign currency transaction gain	(6)	(13)
Net gains from sale of investments	(7)	—
Deferred income taxes	95	58
Excess tax benefit from share-based compensation	(24)	(28)
Other	5	22
Change in other operating assets and liabilities:
Accounts receivable	51	312
Inventories	(10)	(5)
Prepaid expenses and other	43	161
Accounts payable and accrued liabilities	(167)	(77)
Unearned subscriber revenue and deferred credits	41	16
Other, net	(16)	(1)
Net cash provided by operating activities	1,536	1,763
Cash Flows From Investing Activities
Cash paid for property and equipment	(748)	(753)
Cash paid for satellites	(78)	(58)
Investment in companies, net of cash acquired	(3)	—
Proceeds from sale of investments	16	—
Other, net	(5)	25
Net cash used in investing activities	(818)	(786)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	190	—
Proceeds from short-term borrowings	84	—
Repayment of short-term borrowings	(153)	—
Proceeds from borrowings under revolving credit facility	—	400
Repayment of borrowings under revolving credit facility	—	(400)
Proceeds from long-term debt	792	3,996
Debt issuance costs	(4)	(23)
Repayment of other long-term obligations	(18)	(13)
Common shares repurchased and retired	(1,378)	(1,260)
Prepayment of accelerated share repurchase	(230)	—
Taxes paid in lieu of shares issued for share-based compensation	(61)	(52)
Excess tax benefit from share-based compensation	24	28
Net cash provided by (used in) financing activities	(754)	2,676
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(187)	—
Net increase (decrease) in cash and cash equivalents	(223)	3,653
Cash and cash equivalents at beginning of the period	1,902	873
Cash and cash equivalents at end of the period	$1,679	$4,526
Supplemental Cash Flow Information
Cash paid for interest	$325	$255
Cash paid for income taxes	94	113

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
DIRECTV U.S.
Revenues	$5,790	$5,499
Operating profit before depreciation and amortization(1)	1,521	1,410
Operating profit before depreciation and amortization margin(1)	26.3%	25.6%
Operating profit	$1,115	$1,038
Operating profit margin	19.3%	18.9%
Depreciation and amortization	$406	$372

SKY BRASIL
Revenues	$965	$881
Operating profit before depreciation and amortization(1)	311	287
Operating profit before depreciation and amortization margin(1)	32.2%	32.6%
Operating profit	$154	$151
Operating profit margin	16.0%	17.1%
Depreciation and amortization	$157	$136

PANAMERICANA
Revenues	$763	$604
Operating profit before depreciation and amortization(1)	69	181
Operating profit before depreciation and amortization margin(1)	9.0%	30.0%
Operating profit (loss)	$(37)	$98
Operating profit margin	(4.8)%	16.2%
Depreciation and amortization	$106	$83

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$62	$62
Operating profit (loss) before depreciation and amortization(1)	19	25
Operating profit	10	21
Depreciation and amortization	9	4

TOTAL
Revenues	$7,580	$7,046
Operating profit before depreciation and amortization(1)	1,920	1,903
Operating profit before depreciation and amortization margin(1)	25.3%	27.0%
Operating profit	$1,242	$1,308
Operating profit margin	16.4%	18.6%
Depreciation and amortization	$678	$595

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$5,790	$5,499
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,601	2,441
Subscriber service expenses	351	349
Broadcast operations expenses	81	78
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	629	646
Upgrade and retention costs	319	305
General and administrative expenses	288	270
Depreciation and amortization expense	406	372
Total operating costs and expenses	4,675	4,461
Operating profit	1,115	1,038
Interest expense	(202)	(188)
Other, net	12	1
Income before income taxes	925	851
Income tax expense	(335)	(315)
Net income	$590	$536

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$359	$739
Accounts receivable, net of allowances of $52 and $42	2,019	2,096
Inventories	371	372
Prepaid expenses and other	177	247
Total current assets	2,926	3,454
Satellites, net	1,804	1,795
Property and equipment, net	3,337	3,290
Goodwill	3,177	3,177
Intangible assets, net	450	453
Other assets	291	321
Total assets	$11,985	$12,490

LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,273	$3,391
Unearned subscriber revenues and deferred credits	408	367
Current debt	480	358
Total current liabilities	4,161	4,116
Long-term debt	17,836	17,170
Deferred income taxes	1,399	1,386
Other liabilities and deferred credits	399	326
Commitments and contingencies
Owner's deficit	(11,810)	(10,508)
Total liabilities and owner's deficit	$11,985	$12,490

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$590	$536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	406	372
Amortization of deferred revenues and deferred credits	(13)	(12)
Share-based compensation expense	25	21
Deferred income taxes	45	35
Excess tax benefit from share-based compensation	(20)	(23)
Other	(8)	2
Change in other operating assets and liabilities:
Accounts receivable	103	344
Inventories	1	(7)
Prepaid expenses and other	71	224
Accounts payable and accrued liabilities	(134)	(167)
Unearned subscriber revenue and deferred credits	43	2
Other, net	22	32
Net cash provided by operating activities	1,131	1,359
Cash Flows From Investing Activities
Cash paid for property and equipment	(111)	(109)
Cash paid for subscriber leased equipment - subscriber acquisitions	(174)	(160)
Cash paid for subscriber leased equipment - upgrade and retention	(111)	(85)
Cash paid for satellites	(53)	(34)
Proceeds from sale of investments	12	—
Other, net	2	—
Net cash used in investing activities	(435)	(388)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	190	—
Proceeds from short-term borrowings	84	—
Repayment of short-term borrowings	(153)	—
Proceeds from borrowings under revolving credit facility	—	400
Repayment of borrowings under revolving credit facility	—	(400)
Proceeds from issuance of long-term debt	743	3,996
Debt issuance costs	(4)	(23)
Repayment of other long-term obligations	(6)	(5)
Cash dividends paid to Parent	(1,950)	(2,450)
Excess tax benefit from share-based compensation	20	23
Net cash provided by (used in) financing activities	(1,076)	1,541
Net increase (decrease) in cash and cash equivalents	(380)	2,512
Cash and cash equivalents at beginning of the period	739	232
Cash and cash equivalents at end of the period	$359	$2,744
Supplemental Cash Flow Information
Cash paid for interest	$310	$239
Cash paid for income taxes	—	1

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2013	2012
Cash Flow Before Interest and Taxes	$1,107	$1,308
Adjustments:
Cash paid for interest	(325)	(255)
Interest income	22	12
Income taxes paid	(94)	(113)
Subtotal - Free Cash Flow	710	952
Add Cash Paid For:
Property and equipment	748	753
Satellites	78	58
Net Cash Provided by Operating Activities	$1,536	$1,763
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended March 31,
	2013	2012
Operating profit before depreciation and amortization	$1,920	$1,903
Subtract: Depreciation and amortization	678	595
Operating profit	$1,242	$1,308

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which is expected to be filed with the SEC in May 2013.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2013	2012
Revenues	$7,580	$7,046

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,086	$1,903
OPBDA growth excluding Venezuelan currency devaluation charge	9.6%
Subtract: Venezuelan currency devaluation charge	166	—
Operating profit before depreciation and amortization	1,920	1,903
Subtract: Depreciation and amortization	678	595
Operating profit	$1,242	$1,308
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	27.5%	27.0%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2013	2012
Revenues	$7,580	$7,046

Operating profit excluding the Venezuelan currency devaluation charge	$1,408	$1,308
Operating Profit growth excluding Venezuelan currency devaluation charge	7.6%
Subtract: Venezuelan currency devaluation charge	166	—
Operating profit	$1,242	$1,308
Operating profit margin excluding the Venezuelan currency devaluation charge	18.6%	18.6%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended March 31,
	2013	2012
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$826	$731
Subtract: Venezuelan after-tax currency devaluation charge	136	—
Net income attributable to DIRECTV	$690	$731
Net Income growth excluding Venezuelan currency devaluation charge	13.0%
Diluted Weighted Average Shares	577	681
Adjusted Diluted Earnings Per Common Share	$1.43	$1.07
Adjusted Diluted Earnings Per Common Share growth excluding Venezuelan currency devaluation charge	33.6%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2013	2012
Cash Flow Before Interest and Taxes	$102	$68
Adjustments:
Cash paid for interest	(17)	(14)
Interest income	15	12
Income taxes paid	(90)	(100)
Subtotal - Free Cash Flow	10	(34)
Add Cash Paid For:
Property and equipment	41	44
Subscriber leased equipment - subscriber acquisitions	195	252
Subscriber leased equipment - upgrade and retention	116	103
Satellites	22	22
Net Cash Provided by Operating Activities	$384	$387
(2) and (3) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2013	2012
Revenues	$1,728	$1,485

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$546	$468
OPBDA growth excluding Venezuelan currency devaluation charge	16.7%
Subtract: Venezuelan currency devaluation charge	166	—
Operating profit before depreciation and amortization	380	468
Subtract: Depreciation and amortization	263	219
Operating profit	$117	$249
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	31.6%	31.5%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended March 31,
	2013	2012
Revenues	$1,728	$1,485

Operating profit excluding the Venezuelan currency devaluation charge	$283	$249
Operating Profit growth excluding Venezuelan currency devaluation charge	13.7%
Subtract: Venezuelan currency devaluation charge	166	—
Operating profit	$117	$249
Operating profit margin excluding the Venezuelan currency devaluation charge	16.4%	16.8%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules and SAC Calculations
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended March 31,
	2013	2012
Operating profit	$1,115	$1,038
Adjustments:
Subscriber acquisition costs (expensed)	629	646
Depreciation and amortization	406	372
Cash paid for subscriber leased equipment - upgrade and retention	(111)	(85)
Pre-SAC Margin	$2,039	$1,971
Pre-SAC Margin as a percentage of revenue	35.2%	35.8%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended March 31,
	2013	2012
Cash Flow Before Interest and Taxes	$992	$1,211
Adjustments:
Cash paid for interest	(310)	(239)
Income taxes paid	—	(1)
Subtotal - Free Cash Flow	682	971
Add Cash Paid For:
Property and equipment	111	109
Subscriber leased equipment - subscriber acquisitions	174	160
Subscriber leased equipment - upgrade and retention	111	85
Satellites	53	34
Net Cash Provided by Operating Activities	$1,131	$1,359

(2) and (3) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended March 31,
	2013	2012
Subscriber acquisition costs (expensed)	$629	$646
Cash paid for subscriber leased equipment - subscriber acquisitions	174	160
Total acquisition costs	$803	$806
Gross subscriber additions (000's)	893	941
Average subscriber acquisition costs - per subscriber (SAC)	$899	$857

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, (212) 205-0882
or
Investor Relations:
(310) 964-0808